EXHIBIT 10.17(b)

RESOLUTION OF THE

HUMAN RESOURCES COMMITTEE

DECEMBER 10, 2003

Amendment of Long Term Incentive Performance Award Program

RESOLVED, pursuant to section 7.2 of the Company's Long Term Incentive Performance Award Program, as amended (the "LTIP Program"), that section 4.1 of the LTIP Program is hereby amended to add the following sentence at the end of such section 4.1:

"Notwithstanding the foregoing, there shall be no Award made under the Program with respect to the Performance Period commencing January 1, 2004 and ending December 31, 2006."

it being the intent of this Committee that no Award (as such term is defined in the LTIP Program) shall be made under the LTIP Program for the Performance Period commencing on January 1, 2004 and ending December 31, 2006.